                                                                   EXHIBIT 25.11

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                             36-0899825
                                                          (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                  60670-0126
     (Address of principal executive offices)                (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)
                      -----------------------------------
                      THE BANK OF NEW YORK COMPANY, INC.
             (Exact name of obligors as specified in its charter)

     New York                                       13-2614959
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

One Wall Street
New York, New York                                      10286
(Address of principal executive offices)             (Zip Code)

          Guarantee of Trust Preferred Securities of BNY Capital VIII
                        (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         -----------------
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of January, 1999.


            The First National Bank of Chicago,
            Trustee

            By ___________________________________________
               Steven M. Wagner
               First Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                 EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                 January 5, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of BNY Capital VIII, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                    Very truly yours,

                    The First National Bank of Chicago



               By: ______________________________________
                    Steven M. Wagner
                    First Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                       Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                        Dollar Amounts in thousands     C400
                                                                                                        ----
                                                                        RCFD     BIL MIL THOU
                                                                        ----     ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):                                   RCFD
                                                                         ----
    a. Noninterest-bearing balances and currency and
      coin(1).......................................................     0081     4,898,646              1.a
    b. Interest-bearing balances(2).................................     0071     4,612,143              1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule
      RC-B, column A)...............................................     1754            0               2.a
    b. Available-for-sale securities (from Schedule
      RC-B, column D)...............................................     1773     9,817,318              2.b
3.  Federal funds sold and securities purchased under
    agreements to resell............................................     1350     6,071,229              3.
4.  Loans and lease financing receivables:
                                                                         RCFD
    a. Loans and leases, net of unearned income (from Schedule           ----
       RC-C)........................................................     2122    26,327,215              4.a
    b. LESS: Allowance for loan and lease losses....................     3123       412,850              4.b
    c. LESS: Allocated transfer risk reserve........................     3128            0               4.c
                                                                         RCFD
    d. Loans and leases, net of unearned income, allowance, and          ----
       reserve (item 4.a minus 4.b and 4.c).........................     2125    25,914,365              4.d

5.  Trading assets (from Schedule RD-D).............................     3545     6,924,064              5.
6.  Premises and fixed assets (including capitalized leases)........     2145       731,747              6.
7.  Other real estate owned (from Schedule RC-M)....................     2150         6,424              7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..................................     2130       153,385              8.
9.  Customers' liability to this bank on acceptances outstanding....     2155       352,324              9.
10. Intangible assets (from Schedule RC-M)..........................     2143       295,823              10.
11. Other assets (from Schedule RC-F)...............................     2160     2,193,803              11.
12. Total assets (sum of items 1 through 11)........................     2170    61,971,271              12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                                                                Dollar Amounts in
                                                                                                    Thousands
                                                                                                    ---------
LIABILITIES
13.  Deposits:                                                                          RCON
     a. In domestic offices (sum of totals of columns A and C                           ----
        from Schedule RC-E, part 1)...............................................      2200                    20,965,124   13.a
        (1) Noninterest-bearing(1)................................................      6631                     9,191,662   13.a1
        (2) Interest-bearing......................................................      6636                    11,773,462   13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and..................      RCFN
                                                                                        ----
     IBFs (from Schedule RC-E, part II)...........................................      2200                    15,912,956   13.b
     (1) Noninterest bearing......................................................      6631                       475,182   13.b1
     (2) Interest-bearing.........................................................      6636                    15,437,774   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:...............................................................      RCFD 2800               4,245,925    14
15.  a. Demand notes issued to the U.S. Treasury..................................      RCON 2840                 359,381    15.a
     b. Trading Liabilities(from Sechedule
        RC-D).....................................................................      RCFD 3548               5,614,049    15.b

                                                                                        RCFD
16.  Other borrowed money:                                                              ----
     a. With original maturity of one year or less................................      2332                    4,603,402    16.a
     b. With original  maturity of more than one year.............................      A547                      328,001    16.b
     c. With original maturity of more than three years...........................      A548                      324,984    16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding......................      2920                      352,324    18.
19.  Subordinated notes and debentures............................................      3200                    2,400,000    19.
20.  Other liabilities (from Schedule RC-G).......................................      2930                    1,833,935    20.
21.  Total liabilities (sum of items 13 through 20)...............................      2948                   56,940,081    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................      3838                           0     23.
24.  Common stock.................................................................      3230                      200,858    24.
25.  Surplus (exclude all surplus related to preferred stock).....................      3839                    3,192,857    25.
26.  a. Undivided profits and capital reserves....................................      3632                    1,614,511    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities................................................................      8434                       27,815    26.b
27.  Cumulative foreign currency translation adjustments..........................      3284                       (4,851)   27.
28.  Total equity capital (sum of items 23 through 27)............................      3210                    5,031,190    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)........................................      3300                   61,971,271    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive  level of auditing work performed for the bank by
    independent external                                                                                          Number
    auditors as of any date during 1996.....................................RCFD 6724....  N/a                    M.1.

1 =  Independent audit of the bank conducted in accordance         4. =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external  auditors  (may be  required by state
     public accounting firm which submits a report on the bank            chartering authority)

2 = Independent audit of the bank's parent holding company         5 =    Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which         6 =    Compilation of  the  bank's  financial statements  by
     submits a report on the consolidated holding company                 external auditors
     (but not on the bank separately)
                                                                   7 =    Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =    No external audit work
     accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.